Exhibit 99.1

ARES CAPITAL CORPORATION

DECLARES CASH DIVIDEND OF $0.30 PER SHARE

New York, NY – February 23, 2005 – Ares Capital Corporation (Nasdaq:  ARCC) announced that its Board of Directors has declared a first quarter cash dividend of $0.30 per share, payable on April 15, 2005 to shareholders of record as of March 7, 2005.

About Ares Capital Corporation

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases may include an equity component, and, to a lesser extent, in equity investments in private middle market companies.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT:  Merritt S. Hooper of Ares Capital Corporation, 310-201-4200